SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934.
Filed by the Registrant (__X__)
Filed by Party other than the Registrant (_____)
Check the appropriate box:
(___)    Preliminary Proxy Statement
(_X_)    Definitive Proxy Statement
(___)    Definitive Additional Materials
(___)    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 14a-12.
(___) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                                               ASHWORTH, INC.
                              (Name of Registrant as Specified in Its Charter)
                                               Not applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(_X_)    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(l), 14a-6(I)(2) or
         Item 22(a)2) of Schedule 14A.
(___) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

1.    Title of each class of securities to which transaction applies:
                      Not applicable.

2.    Aggregate number of securities to which transaction applies:
                      Not applicable.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
                      Not applicable.

4.    Proposed maximum aggregate value of transaction:
                      Not applicable.

5.    Total fee paid:  $125

(___)    Fee paid previously with preliminary materials.
(___)    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount Previously Paid:
2.    Form, Schedule or Registration Statement No.:
3.    Filing Party:
4.    Date Filed:

PROXY                                ASHWORTH, INC.                       PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Ashworth and John M. Hanson, Jr., as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Ashworth, Inc., held by the undersigned on March 4, 1996, at the Annual Meeting of Stockholders to be held on April 23, 1996, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

1. ELECT DIRECTOR to serve until the 1999 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

          /  /  FOR Gerald W. Montiel

          /  /  WITHHOLD AUTHORITY to vote for Gerald W. Montiel

2. RATIFY the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal yearending October 31, 1996.


     /  /   FOR   /  /   AGAINST       /   /   ABSTAIN

3. TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.

                                           Dated:                        , 1996


                                                Signature(s) of Stockholder(s)
Signature(s)   should  agree  with  the  name(s)  printed   hereon.   Executors,
administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PREADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.

                                               ASHWORTH, INC.
                                           2791 Loker Avenue West
                                         Carlsbad, California 92008
                                               (619) 438-6610

                                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                          TO BE HELD APRIL 23, 1996

TO THE STOCKHOLDERS OF ASHWORTH, INC.

        NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Ashworth, Inc., a Delaware corporation (the Company), will be held at the Company's offices, 2791 Loker Avenue West, Carlsbad, California, on April 23, 1996, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

        1. To elect a director of the Company to serve until the 1999 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

        2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending October 31, 1996.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        A proxy statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

        Only holders of record of the $.001 par value Common Stock of the Company at the close of business on March 4, 1996, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

        All stockholders, whether or not they expect to attend the annual meeting of stockholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              MONICA M. MCKENZIE
                                              SECRETARY

Carlsbad, California
March 8, 1996

                                               ASHWORTH, INC.
                                           2791 Loker Avenue West
                                         Carlsbad, California 92008
                                               (619) 438-6610
                                               PROXY STATEMENT
                                       ANNUAL MEETING OF STOCKHOLDERS
                                          TO BE HELD APRIL 23, 1996

                                             GENERAL INFORMATION

       The enclosed proxy is solicited by and on behalf of the Board of Directors of Ashworth, Inc., a Delaware corporation (the Company), for use at the Company's Annual Meeting of Stockholders to be held at the Company's offices, 2791 Loker Avenue West, Carlsbad, California, on April 23, 1996, at 2:00 p.m., Pacific Time, and at any adjournment thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to the Company's stockholders on or about March 8, 1996. All shares represented by valid proxies will be voted in accordance therewith at the meeting.

THE BOARD OF DIRECTORS URGES EACH STOCKHOLDER TO MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

       Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by (i)giving a later dated written revocation of proxy to the Company, or (ii) providing a later dated amended proxy to the Company, or
(iii) voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

                                    SHARES OUTSTANDING AND VOTING RIGHTS

       All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock, with each share entitled to one vote. Only stockholders of record at the close of business on March 4, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof. On March 4, 1996, the Company had 12,038,626 shares of its $.001 par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of the director.

       Under Delaware law, unless otherwise provided in the Company's certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The Company's certificate of incorporation and bylaws do not require a greater or lesser vote. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. With respect to the ratification of the selection of auditors for the current fiscal year, only those votes cast FOR the proposal will be counted as an affirmative vote. Abstentions and broker non-votes will be counted for purposes of determining the number of votes required for an affirmative vote, i.e., the number of votes representing the majority of the shares represented at the meeting and entitled to vote. With respect to the election of directors, only those votes cast FOR the election of a director or WITHHELD will be counted for purposes of determining the number of votes required to elect the director. Abstentions and broker non-votes will not be counted.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth the number and percentage of 12,008,626 issued and outstanding shares of the Company's $.001 par value Common Stock owned beneficially, as of January 15, 1996, by (1) any person who is known to the Company to be, or to claim to be, the beneficial owner of more than 5% of such Common Stock, (2) by each of the directors, (3) each of the executive officers, and (4) all directors and officers as a group. Each person has sole voting power and sole investment powers with respect to the shares. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                              Shares Beneficially Owned       Percent
     Name                 Shares   Options(1)(2)   Total      Owned(3)
                            (#)       (#)           (#)         (%)

Gerald W. Montiel           50,840    540,000    590,840          4.71
John L. Ashworth           111,609    470,000    581,609          4.66
A. John Newman                 -0-     50,000     50,000          *
Mary Montiel                   -0-     20,500     20,500          *
Monica M. McKenzie             -0-     25,500     25,500          *
Andre P. Gambucci           67,500     27,500     95,000          *
John M. Hanson, Jr.            -0-     17,500     17,500          *
All executive officers
       and directors as a
       group (7 persons    229,949  1,151,000  1,380,949         10.49
Fred Couples               518,000    575,000  1,093,000          8.69

* Less than one percent
(1) Represents shares of Common Stock which may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of January 15, 1996.




(2) Only the below indicated options have exercise prices which are less than the market price of the Company's Common Stock on January 15, 1996 ($5.625):
                       Mr. Montiel                      50,000
                       Mr. Ashworth                     75,000
                       Mr. Couples                      25,000

(3) For the purpose of computing the percentage of outstanding shares owned by each of the above persons, the shares issuable pursuant to presently exercisable stock options held by such person are deemed to be outstanding and have been added to the shares actually issued and outstanding, at January 15, 1996, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person, except for all officers and directors as a group.

                             ELECTION OF DIRECTOR

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF GERALD W. MONTIEL AS A DIRECTOR. If elected, Mr. Montiel will hold office until the 1999 annual meeting of stockholders and until his successor is elected and qualified or his earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF MR. MONTIEL, UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the meeting Mr. Montiel is unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee, if any, as shall be designated by the Board of Directors.

       Mr. Montiel does not hold a directorship in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

                                    MEETINGS AND COMMITTEES OF THE BOARD

       During the 1995 fiscal year, the Board of Directors met in person six times and took corporate action five times by unanimous written consent of the directors in lieu of meetings of the directors.

       The audit committee composed of Andre P. Gambucci, Chair, and John M. Hanson, Jr., met in person one time in fiscal 1995. This committee was formed to oversee the accounting controls for the Company. Pursuant to the requirements of the Company's NASDAQ National Market System agreement, the audit committee consists of a majority of outside directors.

       During the 1995 fiscal year, the compensation committee, composed of Messrs. Gambucci and Hanson, met in person one time and took action three times by unanimous written consent in lieu of a meeting of the committee.

This committee recommends to the Board of Directors the compensation for executive officers and administers the Company's Stock Option Plans.

                                      DIRECTORS AND EXECUTIVE OFFICERS

       The Company's directors and executive officers are:

              Name            Age                             Position

Gerald W. Montiel             49      Chairman of the Board, President and Chief
                                      Executive Officer
John L. Ashworth              36      Senior Executive Vice President -
                                      Creative Director
A. John Newman                59      Vice President - Finance, Treasurer, Chief
                                      Financial Officer, and Chief Accounting
                                      Officer
Mary Montiel                  43      Vice President - Manufacturing  & Design
Monica M. McKenzie            62      General Counsel and Secretary
Andre P. Gambucci             67      Director
John M. Hanson, Jr.           55      Director

       The directors are divided into three classes, each class as nearly equal in number as possible, with an annual election of each class for a term of three years. Mr. Montiel's term expires in 1996, and the stockholders are being asked to elect Mr. Montiel for an additional three-year term to serve until the 1999 annual stockholders meeting and until his successor is duly elected and qualified. Mr. Hanson's term expires in 1997, and the terms of Messrs. Ashworth and Gambucci expire in 1998. The directors serve until their terms expire and until their successors are duly elected and qualified or until their death, resignation or removal. The executive officers of the Company are elected at the annual meeting of the Board of Directors and serve at its discretion.

Business Experience

       Gerald W. Montiel is a founder of the Company and has been its Chairman of the Board of Directors since the inception of the Company in March 1987. He served as chief executive officer from 1988 to April 1995 and president from the Company's inception to October 1993 and again from January 15, 1996, to the present. Mr. Montiel also served as treasurer from October 1989 to December 1991 and chief financial officer from January 1990 to December 1991.

       John L. Ashworth is a founder of the Company and has been a director since its inception. Mr. Ashworth has served as a vice president since October 1989 and currently serves as senior executive vice president - creative director. He served as secretary from March 1987 to January 1990.

       Andre P. Gambucci has been a director of the Company since June 1991. Mr. Gambucci was a senior vice president and director of marketing of Acordia of Colorado, a general insurance agency and insurance brokerage firm in Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired. He is now a consultant for Acordia National and special assistant to the president of American Specialty Services, an insurance company.

       John M. Hanson, Jr. has been a director of the Company since April 1994. Mr. Hanson has been a shareholder and officer of John M. Hanson & Company, a professional corporation practicing accounting, from 1968 to the present. The firm has been retained to prepare the Company's tax returns for fiscal 1995.

       A. John Newman has served as chief accounting officer since January 1990 and vice president-finance, treasurer, and chief financial officer since December 1991. He also served as the company's controller from 1988 to January 1990 and secretary from January 1990 until May 1993.

       Mary Montiel was elected vice president - manufacturing and design in December 1994. She served as production manager from April 1991 until December 1994. She was president and chief financial officer of Mondav Corporation, an auto parts supplier, from 1988 to April 1991. Ms. Montiel is the sister of Gerald Montiel, the Company's chairman of the board, chief executive officer and president.

       Monica M. McKenzie has served as general counsel since April 1993 and was elected to the position of secretary in May 1993. She was formerly a partner of the Denver, Colorado, law firm of Gorsuch Kirgis L.L.C., the Company's outside legal counsel.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission. To the best of the Company's information and belief, no person beneficially owns more than ten percent of the Company's securities. The executive officers and directors are required to furnish the Company with information concerning their ownership of the securities and with copies of such filings.

       Based solely on a review of such information and the copies of the filings furnished by executive officers and directors to the Company, the Company believes that with the exception of the late filing by two months of the initial Form 3 of Mary Montiel upon her appointment as an executive vice president, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during fiscal 1995.

                             EXECUTIVE COMPENSATION

       The following information sets forth the executive compensation of the Company's chief executive officer and each of the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last fiscal year. Since the end of the fiscal year, Mr. Coykendall resigned effective November 1, 1995, and Mr. Werschkul resigned effective January 15, 1996. Mr. Montiel was appointed chief executive officer and president to fill the vacancy created by Mr. Werschkul's resignation.

                           SUMMARY COMPENSATION TABLE

                                              Long-Term             All Other
                                              Compensation          Compensation
                               Annual        Awards          Split        401(k)
       Name and              Compensation    Stock          Dollar       Savings
Principal Position        Year    Salary     Options        Policy        Plan
                                   ($)        (#)             ($)          ($)
Richard H. Werschkul      1995    242,740   200,000             0        3,088
President and Chief       1994    220,462   150,000             0        2,740
Executive Officer         1993    168,269    40,000             0        2,019

Gerald W. Montiel         1995    315,065   300,000         1,062        4,011
Chairman of the           1994    312,693         0         1,283        3,538
Board of Director         1993    260,000   350,000         1,196        3,264

John L. Ashworth          1995    264,741   260,000             9        3,385
Sr. Exec. Vice Pres       1994    263,514    40,000             0        3,367
Creative Director         1993    175,910   295,000             0        2,287

A. John Newman            1995    160,385         0             0        2,430
Vice President-           1994    145,173    20,000             0        1,976
Finance                   1993    125,000    20,000             0        1,571

Kent R. Coykendall,       1995    160,385         0             0        2,430
Vice President -          1994    145,173    20,000             0        1,976
Operations                1993    125,000    20,000             0        1,571

                      Option/SAR Grants in Last Fiscal Year

                                                                    Potential
                                                             Realizable Value at
                                                                  Assumed Annual
                                                                   Rate of Stock
                                                                        Price
                                                                    Appreciation
                            Individual Grants                    For Option Term
                       Number of  % of





                       Securities Total
                       Underlying Options/
                       Options/   SARS
                       SARS      Granted
                                    To    Exercise
                                Employees or Base
                                in Fiscal Price           Exercise
       Name                       Year    ($/sh)          Period   (5%)   (10%)

Gerald W. Montiel      100,000          10.50  7/01/95-6/30/00  290,096  641,036
                       100,000          10.50  7/01/96-6/30/01  357,100  810,139
                       100,000   39.5   10.50  7/01/97-6/30/02  427,455  996,153
John L. Ashworth        60,000          10.50  7/01/95-6/30/00  174,057  384,621
                       100,000          10.50  7/01/96-6/30/01  357,100  810,139
                       100,000   34.2   10.50  7/01/97-6/30/02  427,455  996,153
Richard H. Werschkul(1) 40,000          10.50  7/01/95-6/30/00  116,038  256,414
                        40,000          10.50  7/01/96-6/30/01  142,840  324,056
                        40,000          10.50  7/01/97-6/30/02  170,982  398,461
                        40,000          10.50  7/01/98-6/30/03  200,531  480,307
                        40,000   26.3   10.50  7/01/99-6/30/04  231,558  570,338

(1) On January 15, 1996, following Mr. Werschkul's resignation, the exercise period for the option to purchase the 40,000 shares exercisable on 7/02/95 was extended to December 31, 1999, the exercise period for the option to purchase 60,000 of the remaining shares was changed to commence on January 15, 1996, and expire on December 31, 1999; the remaining option for 100,000 shares was canceled.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                               Number of
                                               Securities         Value of
                                               Underlying         Unexercised
                                               Unexercised        In-the-Money
                                               Options/SARs at  Options/SARs at
                           Shares              FY-End             FY-End
                         Acquired   Value      Exercisable/       Exercisable/
        Name           on Exercise Realized    Unexercisable      Unexercisable
                            (#)      ($)           (#)               ($)

Gerald W. Montiel        125,000  512,875    540,000/200,000     239,500/0
John L. Ashworth         105,000  417,750    470,000/200,000     193,850/0
Richard H. Werschkul         -0-      -0-    290,000/160,000      60,000/0
John Newman                  -0-      -0-     50,000/0            15,000/0
Kent R. Coykendall           -0-      -0-     50,000/0            15,000/0

Compensation of Directors

       Directors who are not employees of the Company each receive annual compensation of $10,000 plus $1,000 and expenses for attendance at each board meeting. Such directors also receive stock options to purchase 2,000 shares of the Company's $.001 par value Common Stock for each quarter during which they serve as directors and 250 shares for each committee on which they serve during each quarter. All directors receive an annual $1,000 apparel allowance. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

Employment Contracts and Termination of Employment and
Change of Control Arrangements

       The Company has executive employment agreements with Gerald W. Montiel and John L. Ashworth. The agreements provide that base salary is to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company's financial success and progress. The Company agreed to pay the executive an annual bonus equal to the premium due on life insurance policies with a face value of $1,000,000 for Mr. Montiel and $2,000,000 for Mr. Ashworth. The Company also pays the premium on a split dollar insurance policy with a face value of $1,000,000 on the life of Mr. Montiel. The agreements include noncompete provisions for a period of ten years following termination of employment, for which the Company has agreed to pay consideration in an amount equal to 100% of the executive's then current salary for the first year and 40% of such salary for the next nine years. In the event of the executive's death during employment with the Company, his beneficiary or estate will receive an amount equal to the then present value of the noncompete consideration. The Company has purchased term life insurance to provide the funds in such event. Under the terms of the agreement, the Company may terminate the executive's employment upon 30 days notice, and the executive may terminate his employment upon 90 days notice to the Company. The Company has key person life insurance payable to the Company on the lives of Messrs. Montiel and Ashworth in the amount of $1,000,000 and $300,000, respectively.

Board Compensation Committee Report

       The members of the Compensation Committee of the Board of Directors during fiscal 1995 included Andre Gambucci and John M. Hanson, Jr. Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies intended to attract, retain, and stimulate the performance of the Company's executive officers, provide such officers the opportunity to acquire a proprietary interest in the Company and an increased personal interest in the profitability of the Company, and thus stockholders' value, and provide competitive levels of long-term compensation for such officers. The criteria for determining a specific officer's compensation includes length of employment, level of responsibility, contribution to the overall success of the Company, and individual performance with respect to achievement of the Company's goals. The goals, which include individual, department, and Company goals, are set at the beginning of each fiscal year and reviewed quarterly. The goals include sales, market share, quality control, production, inventory, and earnings per share. In reviewing management performance and compensation, the Committee also considers management's commitment to the long-term success of the Company through expansion of its international as well as domestic market, development of new products, and operational improvements. Compensation of the executive officers includes a base salary and annual and long-term incentive compensation consisting primarily of stock options.

       The compensation for the Company's chief executive officer is primarily based upon the rate of the Company's growth from year to year in terms of sales, expenses, and earnings per share.

       This report was furnished by Mr. Gambucci and Mr. Hanson.

Performance Graph

       Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder returns on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U. S. Companies) and Nasdaq Stocks in the same Standard Industrial Classification as the Company (SIC 2300-2399), as published by the Center for Research in Security Prices, University of Chicago, Chicago, Illinois.

                      10/31/90 10/31/91 10/31/92 10/31/93 10/31/94 10/31/95

Ashworth, Inc.          100.0    255.5    185.8    432.1    390.3    250.9
Nasdaq Stock Market
  (U.S. Companies)      100.0    169.2    190.8    245.9    247.2    332.6
NASDAQ Stocks
   (SIC 2300-2399
   Companies) Apparel
   & other finished
   products - fabrics
    & like materials     100.0    178.3    107.7    126.0    126.1     85.3

Notes:
A. The lines represent monthly index levels derived from compound daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 10/31/90.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

       John L. Ashworth, the Company's senior executive vice president- creative director, was extended a loan by the Company on May 1, 1995 in connection with the exercise of an option expiring May 1, 1995. The full recourse loan is in the principal amount of $306,000 and bears interest at a variable annual rate based upon the Bank of America prime rate on the 1st day of each month. Interest is payable in quarterly installments, and the principal is due and payable on April 30, 1996.

       Mary Montiel, sister of Mr. Montiel, is an executive officer and employee of the Company. In the year ended October 31, 1995, she had earned a salary of $111,193 and was granted an option to purchase 5,000 shares of the Company's Common Stock at $8.50, the then fair market value of such stock. She is currently receiving an annual salary of $120,000.

       Carol Kettela, sister of Mr. Montiel, is an employee of the Company. In the year ended October 31, 1995, she had earned a salary of $59,269 and is currently receiving an annual salary of $60,000.

       David Kettela, brother-in-law of Mr. Montiel and husband of Carol Kettela, is an employee of the Company. In the year ended October 31, 1995, he had earned a salary of $54,287 and is currently receiving an annual salary of $60,000.

       Michelle Zafiropoulos, daughter of Gerald W. Montiel, is an employee of the Company. On April 6, 1995, Ms. Montiel exercised an option for 4,000 shares held by her and received a benefit of $15,365. In the year ended October 31, 1995, she had earned a salary of $38,068 and is currently receiving an annual salary of $72,500.

       Hank Ashworth, brother of John L. Ashworth, is a sales representative of the Company . From April 17, 1994, through October 31, 1995, he was national sales manager for the Ashworth core business. On December 20, 1994, Mr. Ashworth exercised an option for 3,000 shares held by him and received a benefit of $10,500. During the fiscal year ended October 31, 1995, he earned a salary of $76,461 and is currently being paid commissions for sales generated by him.

       Laura Gambucci, daughter of Andre Gambucci, a director, is an employee of the Company. In the year ended October 31, 1995, she earned a salary of $73,062 and is currently receiving an annual salary of $84,000.

       The Company has also entered into a promotion agreement with Fred Couples, who owns of record or beneficially more than 5% of the Company's Common Stock. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products during his lifetime. The Company has agreed to compensate Mr. Couples for such services, the present value of which compensation is approximately $4.6 million. In addition, the Company has granted to Mr. Couples the right to receive options to purchase the Company's Common Stock upon his performance of specified services, including his participation in PGA tournaments. The exercise price of the options will be the fair market value of the Company's Common Stock at the time the options are granted, and the options will be exercisable for a period of seven years. The Company has also made certain price guaranties with respect to the options.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The independent public accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the period ended October 31, 1995. At the direction of the Board of Directors, the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending October 31, 1996, is being presented to the stockholders for ratification. A representative of Arthur Andersen LLP is expected to be present at the stockholders meeting and available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1996.

                                 OTHER BUSINESS

       As of the date of this proxy statement, management of the Company was not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. An affirmative vote of a majority of shares present in person or represented by proxy at the meeting is necessary to approve any such matters.

                                  ANNUAL REPORT

       The Company's Annual Report for the fiscal year ended October 31, 1995, accompanies this proxy statement. The audited financial statements of the Company are included in such Annual Report. Copies of the Form 10-K for the fiscal year ended October 31, 1995 and the exhibits thereto are available from the Company upon written request of a stockholder and payment of the Company's out-of-pocket expenses.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                 FOR THE ANNUAL MEETING TO BE HELD IN APRIL 1997

       Any proposal from a stockholder intended to be presented at the Company's Annual Meeting of Stockholders to be held in April 1997, must be received at the offices of the Company, 2791 Loker Avenue West, Carlsbad, California 92008, no later than November 1, 1996, in order to be included in the Company's proxy statement and proxy relating to that meeting.
                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                     MONICA M. MCKENZIE
                                                     SECRETARY
Carlsbad, California
March 8, 1996